Exhibit 99.1

Atlantic Holdings Corporation
4 Paragon Way, Freehold, New Jersey 07728 (732) 665-1100
Facsimile: (732) 761-0243 NASDAQ: NAHC
CONFIDENTIALITY AND STANDSTILL AGREEMENT
September 22, 2006
The Commerce Group, Inc.
211 Main Street
Webster, MA 01570
Attention: Gerald Fels, Chief Executive Officer
Ladies and Gentlemen:
      Each of National Atlantic Holdings Corp., a New
Jersey corporation ("NAHC") and The Commerce Group, Inc., a Massachusetts corporation ("CGI"), may furnish certain confidential nonpublic information to the other party
hereto in order to assist such other party in making an
evaluation of a possible strategic transaction (a "Proposed Transaction") involving NAHC and CGI.
     Each party hereto, in consideration of the other
party's agreement to furnish information to it (each party
furnishing such information shall be hereinafter referred
to, with respect to such information, as the "Disclosing
Party" and each party receiving such information shall be
hereinafter referred to, with respect to such information,
as the "Receiving Party"), agrees, as set forth below, to
treat any information so provided in connection with a
possible transaction, whether written or oral or otherwise
recorded, whether provided before or after the date of this Confidentiality and Standstill Agreement (the "Agreement"),
whether specifically identified as "confidential," or
whether prepared by a Disclosing Party or its agents or
advisors or otherwise, that is furnished to a Receiving
Party by or on behalf of a Disclosing Party (herein
collectively referred to as the "Evaluation Material") in
accordance with the provisions of this Agreement and to
take or abstain from taking certain other actions herein
set forth.
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     The term "Evaluation Material" shall also include all
analyses, compilations, forecasts, studies or other
material prepared by a Receiving Party or any of its
directors, officers, employees, agents, advisors or other representatives (collectively, the "Representatives")
containing, based on or reflecting any confidential non-
public information furnished by a Disclosing Party or any
of its Representatives.
     The term "Evaluation Material" shall not include
information which (i) is or becomes generally available to
the public, other than as a result of a disclosure by a
Receiving Party or any of its Representatives in violation
of this Agreement, or (ii) is already available or becomes
available to a Receiving Party from a source other than the
Disclosing Party or its Representatives, provided that such
source is not known by such Receiving Party to be in breach
of a confidentiality agreement with or other obligation of
secrecy to the Disclosing Party or a third party.
     Each Receiving Party hereby agrees to use the Evaluation Material solely for the purpose of evaluating the Proposed Transaction and agrees to keep such information confidential, to treat it with the same degree of care it uses in protecting its own confidential and proprietary data, [not to use it in any way detrimental to the Disclosing Party] and not to disclose it, directly or indirectly, in any manner whatsoever; provided, however, that (i) any of such information may be disclosed by a Receiving Party to those of its Representatives who need to know such information for the purpose of evaluating the Proposed Transaction (it being understood that such Representatives shall be informed of the confidential nature of such information and shall be directed to treat such information confidentially), (ii) any disclosure of such information may be made if a Disclosing Party consents in writing, and (iii) any disclosure of such information may be made as otherwise required by law based upon written advice of counsel to the Receiving Party (including, without limitation, pursuant to any federal or state securities laws or pursuant to any legal, regulatory or legislative proceeding) or as contemplated by the following sentence (the "Legal Exception"). In the event that a Receiving Party or any of its Representatives receives a request to disclose all or any part of the information contained in such Evaluation Material under the terms of a valid and effective subpoena, order, civil investigative demand or similar process or other written request issued by a court of competent jurisdiction or by a federal, state or local, foreign or domestic, governmental or regulatory body or agency, such Receiving Party agrees to the extent practicable to (A) promptly notify the Disclosing Party of the
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existence, terms and circumstances surrounding such request, (B)
consult with the Disclosing Party on the advisability of taking legally available steps to resist or narrow such request, and (C) only disclose the information requested after complying with clauses (A)
and (B) and exercising reasonable effort (if so requested by the Disclosing Party and at the Disclosing Party's sole expense) to obtain, to the extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such portion of any disclosed information as the Disclosing Party may designate.
     Each Receiving Party hereby assumes responsibility for all damages resulting from any breach of this Agreement by any of its Representatives or former Representatives. Each Receiving Party hereby acknowledges that it is aware, and that it will advise its Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws prohibit any person who has received from an issuer material, non-public information concerning the matters which are the subject of this Agreement from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.
     In addition, except (i) with the prior written consent of the other party hereto or (ii) pursuant to the Legal Exception, each party hereto will not, and will direct its Representatives not to, disclose to any person either (A) the existence of this Agreement or that the Evaluation Material has been made available to it, or (B) in the event that the parties hereto engage in discussions or negotiations with each other or their Representatives, the fact that discussions or negotiations are taking place concerning the Proposed Transaction or any of the terms, conditions or other facts with respect to any such transaction, including the status thereof. For the avoidance of doubt, NAHC acknowledges and agrees that CGI will be required to comply with the disclosure requirements of Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in connection with any evaluation of a Proposed Transaction and that this Agreement or other material facts and circumstances pertaining to the Proposed Transaction may be disclosed by CGI as and to the extent required by Schedule 13D.
     If and to the extent it is in the written opinion of counsel to a Receiving Party necessary or advisable in litigation to support or defend actions taken by such Receiving Party which are being reviewed or challenged in such proceedings, such Receiving Party may disclose in such proceedings the matters described in the preceding paragraph and its analyses, compilations, forecasts, studies and other materials relating to the Proposed Transaction that were prepared by such Receiving Party and its Representatives. In the event that counsel to
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a Receiving Party determines that it is necessary or advisable to make the disclosures contemplated by the immediately preceding sentence, Receiving Party agrees to (A) promptly notify the Disclosing Party, in advance of any such disclosure, of the existence, terms and circumstances surrounding such a determination, (B) disclose only such information as is reasonably necessary to support or defend actions taken by the Receiving Party, and (C) cooperate with the Disclosing Party in any reasonable requests to narrow or limit any disclosures or, to obtain, to the extent practicable, an order or other reliable assurance that confidential treatment will be accorded to such portion of any disclosed information as the Disclosing Party may designate.
     In consideration of being furnished the Evaluation Material and in view of the fact that the Evaluation Material consists of confidential and non-public information, each party hereto agrees that, for the period set forth in the last sentence of this paragraph, it and its affiliates (as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act) shall not directly or indirectly without the prior consent of the Board of Directors of the other party hereto (i) in any manner acquire, agree to acquire or make any proposal to acquire any additional securities or property of such other party or any of its subsidiaries, (ii) make, or in any way participate, directly or indirectly, in any "solicitation" of
"proxies" (as such terms are used in the proxy rules of the Securities and Exchange Commission) to vote, or seek to advise or influence any person with respect to the voting of, any voting securities of such other party or any of its subsidiaries, (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any voting securities of such other party or any of its subsidiaries, except for any "group" comprised solely of affiliates of such party, (iv) otherwise act, alone or in concert with others, to seek to control or influence the management, Board of Directors or policies of such other party, (v) disclose any intention, plan or arrangement inconsistent with the foregoing (other than in accordance with the Legal Exception), or (vi) advise, assist or encourage any other persons in connection with any of the foregoing. Each party hereto also agrees, for the period set forth in the last sentence of this paragraph, not to (a) request the other party hereto or any of its Representatives, directly or indirectly, that it be released from any provision of this paragraph (including this sentence) or (b) without the prior consent of the Board of Directors of the other party hereto, take any action which might require such other party to make a public announcement regarding the possibility of a business combination or merger. If at any time during the period set forth in the last sentence of this paragraph, either party is approached by any third party concerning such party's or the third party's participation in any of the activities described in clauses (i), (ii), (iii) or (iv) above, such party shall promptly inform the other party of the nature of such contact and the parties
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thereto.  The agreements set forth in this paragraph shall terminate on September 22, 2008.
     For a two-year period commencing on the date hereof, each party hereto agrees not to (i) solicit to employ any person who is, at the time of such solicitation, an employee of the other patty hereto or
(ii) initiate or maintain any contact (other than in the ordinary course of business) with any court, administrative agency, commission or other governmental authority or instrumentality regarding the operations of the other party hereto or any of its subsidiaries.
     Although each Disclosing Party has endeavored to include in the Evaluation Material information known to it which it believes to be relevant for the purpose of the Receiving Party's investigation, each Receiving Party understands that neither the Disclosing Party nor any of its Representatives has made or makes any representation or warranty as to the accuracy or completeness of the Evaluation
Material. Each Receiving Party agrees that neither the Disclosing Party nor any of its Representatives shall have any liability to the Receiving Party or any of its Representatives resulting from the use of the Evaluation Material.
     Each Receiving Party agrees to destroy promptly upon request of the Disclosing Party (and in no event later than ten business days after such request) all written or otherwise tangible Evaluation Material provided to it by the Disclosing Party or its Representatives and not to retain any copies, extracts or other reproductions, in whole or in part, of such written or otherwise tangible material, including all other documents, memoranda, notes, other writings and otherwise tangible materials whatsoever prepared by a Receiving Party or its Representatives based, in whole or in part, on the information in the Evaluation Material which were not provided to the Receiving Party or its Representatives. Such destruction shall be certified in writing to the Disclosing Party by an authorized officer of the Receiving Party who shall have supervised such destruction; provided that counsel to a Receiving Party may, if requested by such Receiving Party, retain one copy of any documents, memoranda, notes, other writings and otherwise tangible materials prepared by such Receiving Party or its Representatives, in whole or in part, based upon the Evaluation Material (and such Receiving Party shall notify the Disclosing Party of its retention of any such materials); and
provided, further, that any such materials so retained shall be held subject to the terms of this Agreement.
     Each party hereto acknowledges and agrees that money damages would not be a sufficient remedy for any breach by it of this Agreement, that the other party hereto shall be entitled to equitable relief (including, without limitation, injunction and specific performance) as a remedy for any such breach or threatened breach, and that it shall not oppose the granting of any such relief to such other party. Such remedy shall not be deemed to be the exclusive remedy for
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a breach of this Agreement but shall be in addition to all other remedies available to a party hereto for all damages, costs and expenses (including reasonable attorneys' fees) incurred by it in this regard.
     Each party hereto agrees that unless and until a definitive agreement with respect to a Proposed Transaction has been executed and delivered, neither it nor the other party hereto will be under any legal obligation of any kind whatsoever with respect to such a transaction by virtue of this Agreement or any written or oral expression with respect to such a transaction by any of its Representatives or by any Representatives thereof except, in the case of this Agreement, for the matters specifically agreed to herein.
     This Agreement (except for the standstill paragraph above, which is not subject to modification, waiver or release) may be modified, waived or released only by a separate writing by the parties hereto expressly so modifying, waiving or releasing this Agreement. Each party hereto acknowledges and agrees that no failure or delay by the other party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other further exercise thereof or the exercise of any right, power or privilege hereunder.
     This Agreement shall be binding upon the respective successors in interest and assigns of the parties hereto and shall inure to the benefit of, and be enforceable by, the respective successors in interest and assigns of the parties hereto.
     Any notice, request, demand, or other communication required or permitted to be made under this Agreement shall be in writing and shall be delivered personally or shall be sent by facsimile transmission. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission (and confirmed to have been received) to the address set forth below (or to any other address subsequently furnished in writing by any party hereto, as the case may be, in accordance with this paragraph):
if to NAHC to:
National Atlantic Holdings Corp. Four Paragon Way
Freehold, NJ 07728
Attn: James V. Gorman, Chairman and Chief Executive Officer.
if to CGI to:
The Commerce Group, Inc.
211 Main Street
Webster, MA 01570
Attn: Gerald Fels, Chief Executive Officer
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     If any provision of this Agreement is held by a court of
competent jurisdiction to be invalid, illegal or unenforceable, the remainder of the provisions of this Agreement shall remain in full force and effect. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable provision, the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision.
     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute the same agreement.
     This Agreement shall be governed and construed in accordance with the laws of the State of New York applicable to contracts made, executed, delivered and performed wholly within the State of New York without regard to the conflicts of laws principles thereof. Each party hereto hereby (i) submits to the jurisdiction of any state or federal court sitting in New York with respect to matters arising out of or relating hereto, (ii) agrees that all claims with respect to such matters may be heard and determined in an action or proceeding in such New York state or federal court and in no other court, (iii) waives the defense of an inconvenient forum, and (iv) agrees that a final judgment in any such action or proceeding will be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Very truly yours,
NATIONAL ATLANTIC HOLDINGS CORP.


By   Frank J. Prudente
     Frank J. Prudente
     Executive Vice President and Treasurer Corporate Finance
Confirmed and Agreed to:

THE COMMERCE GROUP, INC.
By   Gerald Fels
     Gerald Fels
     President and Chief Executive Officer

Date: September 22, 2006
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